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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 4, 1999

                                      AMONG

                               QUIDEL CORPORATION,

                             METRA BIOSYSTEMS, INC.

                                       AND

                           MBS ACQUISITION CORPORATION


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
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                                TABLE OF CONTENTS
                                                                                                               PAGE
ARTICLE I.  THE OFFER.............................................................................................2

         SECTION 1.1.  THE OFFER..................................................................................2
         SECTION 1.2.  ACTIONS BY COMPANY.........................................................................3
         SECTION 1.3.  DIRECTORS..................................................................................5

ARTICLE II.  THE MERGER...........................................................................................6

         SECTION 2.1.  THE MERGER.................................................................................6
         SECTION 2.2. MERGER WITHOUT MEETING OF SHAREHOLDERS......................................................6
         SECTION 2.3. SHAREHOLDERS' MEETING.......................................................................6
         SECTION 2.4.  EFFECTIVE TIME.............................................................................7
         SECTION 2.5.  EFFECTS OF THE MERGER......................................................................7
         SECTION 2.6.  ARTICLES OF INCORPORATION AND BYLAWS.......................................................7
         SECTION 2.7.  CLOSING................................................................................... 7
         SECTION 2.8.  DIRECTORS..................................................................................8
         SECTION 2.9.  OFFICERS...................................................................................8
         SECTION 2.10.  CONVERSION OF SHARES......................................................................8
         SECTION 2.11.  APPRAISAL RIGHTS..........................................................................8
         SECTION 2.12.  PAYMENT FOR SHARES........................................................................9
         SECTION 2.13.  EXCHANGE OF PURCHASER COMMON STOCK.......................................................10
         SECTION 2.14.  STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN..............................................10
         SECTION 2.15.  TAKING OF NECESSARY ACTION; FURTHER ACTION...............................................11

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF COMPANY..........................................................11

         SECTION 3.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............................................11
         SECTION 3.2.  CAPITALIZATION OF COMPANY AND ITS SUBSIDIARIES............................................12
         SECTION 3.3.  AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION......................................13
         SECTION 3.4.  SEC REPORTS; FINANCIAL STATEMENTS.........................................................14
         SECTION 3.5.  CONSENTS AND APPROVALS; NO VIOLATIONS.....................................................14
         SECTION 3.6.  NO DEFAULT................................................................................15
         SECTION 3.7.  NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES............................................15
         SECTION 3.8.  LITIGATION................................................................................17
         SECTION 3.9.  COMPLIANCE WITH APPLICABLE LAW............................................................17
         SECTION 3.10.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS....................................................17
         SECTION 3.11.  ENVIRONMENTAL LAWS AND REGULATIONS.......................................................18
         SECTION 3.12.  TAXES....................................................................................19
         SECTION 3.13.  INTELLECTUAL PROPERTY....................................................................20
         SECTION 3.14.  ASSETS...................................................................................20
         SECTION 3.15. CONTRACTS.................................................................................21
         SECTION 3.16.  INSURANCE................................................................................22
         SECTION 3.17.  PRODUCT WARRANTIES.......................................................................22
         SECTION 3.18.  SUPPLIERS, DISTRIBUTORS AND CUSTOMERS....................................................22
         SECTION 3.19.  COMPANY RIGHTS AGREEMENT.................................................................22
         SECTION 3.20.  CERTAIN BUSINESS PRACTICES...............................................................22
         SECTION 3.21.  VOTE REQUIRED............................................................................23
         SECTION 3.22.  BROKERS..................................................................................23
         SECTION 3.23.  INFORMATION SUPPLIED.....................................................................23
         SECTION 3.24.  FAIRNESS OPINION.........................................................................23


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ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..............................................23

         SECTION 4.1.  ORGANIZATION..............................................................................23
         SECTION 4.2.  AUTHORITY RELATIVE TO THIS AGREEMENT......................................................24
         SECTION 4.3.  FINANCING.................................................................................24
         SECTION 4.4.  CONSENTS AND APPROVALS; NO VIOLATIONS.....................................................24
         SECTION 4.5.  INFORMATION SUPPLIED......................................................................25
         SECTION 4.6.  BROKERS...................................................................................25

ARTICLE V.  COVENANTS............................................................................................25

         SECTION 5.1.  CONDUCT OF BUSINESS OF COMPANY............................................................25
         SECTION 5.2.  OTHER POTENTIAL ACQUIRERS.................................................................28
         SECTION 5.3.  ACCESS TO INFORMATION.....................................................................29
         SECTION 5.4.  ADDITIONAL AGREEMENTS; REASONABLE EFFORTS.................................................30
         SECTION 5.5.  EMPLOYEE BENEFITS.........................................................................30
         SECTION 5.6.  PUBLIC ANNOUNCEMENTS......................................................................31
         SECTION 5.7.  RESIGNATION OF OFFICERS AND DIRECTORS.....................................................31
         SECTION 5.8.  NOTICE OF CERTAIN EVENTS..................................................................31
         SECTION 5.9.  REDEMPTION OF RIGHTS......................................................................31
         SECTION 5.10.  INDEMNIFICATION..........................................................................31
         SECTION 5.11.  SECURITY AGREEMENTS......................................................................32
         SECTION 5.12.  EMPLOYMENT AGREEMENTS....................................................................33

ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER............................................................33

         SECTION 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER...............................33

ARTICLE VII.  TERMINATION; AMENDMENT; WAIVER.....................................................................33

         SECTION 7.1.  TERMINATION...............................................................................33
         SECTION 7.2.  EFFECT OF TERMINATION.....................................................................34
         SECTION 7.3.  FEES AND EXPENSES.........................................................................35
         SECTION 7.4.  AMENDMENT.................................................................................35
         SECTION 7.5.  EXTENSION; WAIVER.........................................................................36

ARTICLE VIII.  MISCELLANEOUS.....................................................................................36

         SECTION 8.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................................36
         SECTION 8.2.  ENTIRE AGREEMENT; ASSIGNMENT..............................................................36
         SECTION 8.3.  VALIDITY..................................................................................36
         SECTION 8.4.  NOTICES...................................................................................36
         SECTION 8.5.  GOVERNING LAW.............................................................................37
         SECTION 8.6.  DESCRIPTIVE HEADINGS......................................................................37
         SECTION 8.7.  PARTIES IN INTEREST.......................................................................37
         SECTION 8.8.  CERTAIN DEFINITIONS.......................................................................37
         SECTION 8.9.  PERSONAL LIABILITY........................................................................38
         SECTION 8.10.  SPECIFIC PERFORMANCE.....................................................................38
         SECTION 8.11.  COUNTERPARTS.............................................................................39
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                                       ii

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of June 4, 1999 is by and among QUIDEL CORPORATION, a Delaware corporation ("PARENT"), METRA BIOSYSTEMS, INC., a California corporation ("COMPANY"), and MBS ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent ("PURCHASER").

         WHEREAS, the Boards of Directors of Company, Parent and Purchaser have each (i) determined that the Merger (defined below) is fair and in the best interests of their respective stockholders and (ii) approved the Merger in accordance with this Agreement;

         WHEREAS, in furtherance of the Merger, Parent proposes to cause Purchaser to make a tender offer (as it may be amended or supplemented, from time to time, as permitted under this Agreement, the "OFFER") to purchase for cash any and all the issued and outstanding shares of common stock, par value $0.001 per share, of Company (including the Company Rights attached thereto, the "SHARES"), upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, prior to the approval of the business combination, the Board of Directors of Company approved the amendment to the Preferred Shares Rights Agreement to permit the transactions contemplated by this Agreement to proceed without triggering a distribution of rights under the Agreement;

         WHEREAS, Company's Board of Directors (the "COMPANY BOARD") has adopted resolutions approving, among other things, the Merger and the Offer and recommending that the shareholders of Company accept the Offer, tender their Shares to Purchaser and approve this Agreement; and

         WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, Company, concurrently herewith, is entering into a Stock Option Agreement, dated as of the date hereof, with Parent and Purchaser, pursuant to which Company is granting Purchaser an option to purchase Shares, all upon the terms and subject to the conditions set forth in the Stock Option Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby Company, Parent and Purchaser hereby agree as follows:


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                                    ARTICLE I
                                    THE OFFER

         SECTION 1.1 THE OFFER.

         (a) Subject to the terms and conditions of this Agreement, as promptly as practicable (but in no event later than five (5) business days (as defined below) after the public announcement of the execution hereof), Parent shall cause Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), and Purchaser shall commence the Offer to purchase, for cash, all the Shares at a price equal to $1.78 per Share, net to the seller in cash (the "OFFER PRICE"). Subject to the terms and conditions set forth in this Agreement, including, without limitation, SECTION 1.1(c) and the conditions set forth in ANNEX I hereto, Purchaser shall use all commercially reasonable efforts to accept for payment and pay for Shares tendered as soon as Purchaser is legally permitted to do so under applicable law. The Offer will initially expire twenty (20) business days after its commencement. The Offer will be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement and the conditions set forth in ANNEX I hereto. Subject to SECTION 1.1(c), neither Parent nor Purchaser may decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought, impose additional conditions to the Offer, change the expiration date of the Offer or amend any other term or condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments) without the prior written consent of Company; PROVIDED, HOWEVER, that if on the initial scheduled expiration date of the Offer (as it may be extended) all conditions to the Offer have not been satisfied or waived, the Offer may be extended from time to time until August 4, 1999 without the consent of Company. In addition, the Offer Price may be increased and the Offer may be extended for up to ten (10) business days to the extent required by law in connection with such increase, in each case without the consent of Company. Without limiting the right of Purchaser to extend the Offer pursuant to the immediately preceding sentence, at the request of Company, Purchaser shall, and Parent shall cause Purchaser to, extend the expiration date of the Offer (i) in one or more periods of not more than five business days (but in no event later than August 4, 1999), if (A) any of the conditions set forth in ANNEX I shall not have been satisfied or waived at the scheduled or extended expiration date of the Offer, (B) such condition is reasonably capable of being satisfied by Company, (C) Company exercises its reasonable best efforts to cause such condition to be satisfied and (D) Company is in compliance with all of its covenants in this Agreement or (ii) for five business days in the event that the Minimum Condition shall not have been satisfied at the first scheduled expiration date of the Offer.

         (b) As soon as practicable after the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS") with respect to the Offer. Parent and Purchaser shall mail the


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Schedule 14D-1 to the shareholders of Company as soon as practicable after filing with the SEC. The Schedule 14D-1 and the Offer Documents will comply in all material respects with the provisions of applicable Federal securities laws. Each of Parent and Purchaser, on the one hand, and Company, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-1 and the Offer Documents if and to the extent that it has become false or misleading in any material respect. Company shall provide any information reasonably requested by Purchaser for inclusion in the Offer Documents. Company and its counsel will be given the opportunity to review the Schedule 14D-1 and the Offer Documents before they are filed with the SEC. In addition, Parent and Purchaser shall promptly provide, in writing, to Company and its counsel, any comments Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-1 and the Offer Documents.

         (c) In the event the Minimum Condition is not satisfied on any scheduled expiration date of the Offer and Company shall not have given to Purchaser a notice to extend the expiration date of the Offer pursuant to subsection (ii) of the last sentence of Section 1.1(a) above, Purchaser may, in its sole discretion, either (i) withdraw the Offer or allow it to expire, (ii) extend the Offer pursuant to SECTION 1.1(a) or (iii) amend the Offer to provide that, in the event (A) the Minimum Condition is not satisfied at the next scheduled expiration date of the Offer (without giving effect to the potential issuance of any Shares issuable upon exercise of the Stock Option Agreement), and (B) the number of Shares tendered pursuant to the Offer and not withdrawn as of such next scheduled expiration date is more than 50% of the then outstanding Shares, Purchaser shall waive the Minimum Condition and amend the Offer to reduce the number of Shares subject to the Offer to a number of Shares that, when added to the Shares then owned by Purchaser, will equal 49.99% of the Shares then outstanding (the "REVISED MINIMUM NUMBER"), and, if a greater number of Shares is tendered into the Offer and not withdrawn, purchase, on a pro rata basis, the Revised Minimum Number of Shares. Notwithstanding any other provisions of this Agreement, in the event that Purchaser purchases a number of Shares equal to the Revised Minimum Number, then without the prior written consent of Purchaser prior to the termination of this Agreement, Company shall take no action whatsoever to increase the percentage of Shares owned by the Purchaser in excess of the Revised Minimum Number.

         (d) Parent has, and shall provide or cause to be provided to Purchaser on a timely basis, the funds necessary to purchase the Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

         SECTION 1.2  ACTIONS BY COMPANY.

         (a) Company hereby approves of and consents to the Offer. Company represents that all of the disinterested directors (as defined in Section 310 of the California Corporations Code, as amended (the "CCC")) of the Company Board, and the Company Board in its entirety, at a meeting duly called and held prior to or on the date on which the parties entered into this Agreement, each has unanimously (except for Dr. Polen who did not vote):


                                       3
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                  (i) determined that each of the Offer and the Merger is fair to and in the best interests of Company's shareholders (other than Parent and Purchaser);

                  (ii) approved this Agreement and the transactions contemplated hereby (including, without limitation, the acquisition of Company by Parent or Purchaser, and any purchase of Shares in connection therewith, by means of this Agreement, the Offer, the Merger and/or any other transactions conducted to effectuate the acquisition of Company by Parent or Purchaser ("OTHER TRANSACTIONS")); and

                  (iii) resolved to recommend that Company's shareholders accept the Offer, tender their Shares to Purchaser and approve and adopt this Agreement and the Merger (PROVIDED, HOWEVER, that subject to and in accordance with the provisions of SECTION 5.2(b), such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in SECTION 5.2(c)). Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board described in the immediately preceding sentence, subject to
         SECTION 5.2(b).

         (b) Concurrently with the commencement of the Offer, Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including the exhibits thereto, the "SCHEDULE 14D-9") which will, subject to the fiduciary duties of the Company Board under applicable law, as advised by outside legal counsel reasonably acceptable to Parent, and the provisions of this Agreement, contain the resolutions referred to in clauses (i), (ii) and (iii) of SECTION 1.2(a). The
Schedule 14D-9 will comply in all material respects with the provisions of applicable Federal securities laws. Company shall take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares to the extent required by applicable Federal securities laws. Each of Company, on the one hand, and Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it has become false or misleading in any material respect. Company shall further take all steps necessary to cause the
Schedule 14D-9, as it may be corrected, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel will be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, Company shall promptly provide, in writing, to Parent, Purchaser and their counsel any comments Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9.

         (c) In connection with the Offer, Company shall promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and those of persons becoming record holders after such date, together with copies of all other information in Company's control regarding the beneficial owners of Shares that Parent may reasonably request, and shall furnish Purchaser with such other information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to Company's shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger and (iii) if this Agreement is terminated in accordance with Article VII, upon request of Company, deliver or cause to be delivered to Company all copies of such information then in their possession or the possession of its agents or representatives.

         SECTION 1.3  DIRECTORS.

         (a) Promptly upon the purchase of and payment for any Shares by Purchaser or any other subsidiary of Parent pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors then serving on the Company Board (giving effect to any increase in the number of directors pursuant to this SECTION 1.3) multiplied by the ratio of the aggregate number of Shares beneficially owned by Parent, Purchaser and any of their affiliates to the total number of Shares then outstanding PROVIDED, HOWEVER, that if Purchaser has acquired the Revised Minimum Number of Shares in the Offer, such number of directors shall be rounded up to the greatest whole number plus one to give Purchaser at least a majority of the members of the Company Board. Company shall, upon request of Purchaser, take all action necessary to cause Parent's designees to be elected or appointed to the Company Board, including without limitation increasing the size of the Company Board, or, at Company's election, securing the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected or appointed to the Company Board, and shall cause Parent's designees to be so elected or appointed. At such time, Company shall also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) if requested by Parent, each board of directors (or similar body) of each subsidiary (as defined herein) and (iii) if requested by Parent, each committee (or similar body) of each such board.

         (b) Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act in order to fulfill its obligations under SECTION 1.3(a), including, without limitation, mailing to Company's shareholders as part of the Schedule 14D-9 the information required by such Section 14(f) and Rule 14f-1, as is necessary to enable Parent's designees to be appointed or elected to the Company Board. Parent or Purchaser shall supply to Company in writing and shall be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of SECTION 1.3(a) are in addition to and will not limit any rights which Parent, Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

         (c) In the event that Parent's designees are elected to the Company Board pursuant to this SECTION 1.3, until the Effective Time (as defined below) the Company Board will have at


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least one director who is a director on the date hereof and who is not an executive officer of Company (the "INDEPENDENT DIRECTOR"). Notwithstanding anything in this Agreement to the contrary, from and after the time, if any, that Parent's designees constitute a majority of the Company Board, the affirmative vote of the Independent Director will be required for (i) any amendment or termination of this Agreement by Company; (ii) any extension of time for performance of any of the obligations of Parent or Purchaser hereunder; or (iii) any exercise or waiver of any of Company's rights, benefits or remedies hereunder.

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.1 THE MERGER. At the Effective Time (defined in SECTION 2.4) and upon the terms and subject to the conditions of this Agreement and in accordance with the CCC, Purchaser will be merged with and into Company (the "MERGER"). Following the Merger, Company will continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Purchaser will cease.

         SECTION 2.2 MERGER WITHOUT MEETING OF SHAREHOLDERS. In the event that Parent, Purchaser or any permitted assignee of Purchaser acquires at least ninety percent (90%) of the Shares pursuant to the Offer, or otherwise, the parties hereto shall, at the request of Parent and subject to ARTICLE VII, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the shareholders of Company, in accordance with Section 1110 of the CCC.

         SECTION 2.3  SHAREHOLDERS' MEETING.

         (a) If Purchaser is unable to utilize the provisions of Section 1110 of the CCC, then as soon as practicable following the consummation of the Offer and if required by applicable law in order to consummate the Merger, Company, acting through the Company Board, shall, in accordance with applicable law and its Articles of Incorporation and By-laws,:

                  (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "SPECIAL MEETING") as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the Merger and this Agreement;

                  (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Special Meeting (together with any amendments thereto or supplements thereof, the "PROXY STATEMENT") and use its best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to any preliminary Proxy Statement and cause a definitive Proxy Statement to be mailed to its shareholders and (B) to obtain the necessary approval of this Agreement by its shareholders; and

                  (iii) subject to the fiduciary obligations of the Company Board under applicable law as advised by outside legal counsel, include in the Proxy Statement the


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recommendation of the Company Board that shareholders of the Company vote in favor of the approval and adoption of the Merger and of this Agreement.

         (b) Parent will provide Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of their subsidiaries and affiliates in favor of the approval of this Agreement.

         SECTION 2.4 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, as soon as practicable following the consummation of the Offer (and, if required by applicable law, after the vote of the shareholders of Company in favor of the adoption of this Agreement has been obtained), Company (and/or Purchaser, if appropriate) shall file a copy of this Agreement with the Secretaries of State of the States of California and Delaware, along with the required officers' certificate of each of Company and Purchaser and, if applicable, a certificate of satisfaction of the Franchise Tax Board with respect to Purchaser, all in accordance with Section 1103 of the CCC and Section 252 of the Delaware General Corporation Law (the "DGCL"). In addition, the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. The Merger will thereupon become effective for purposes of this Agreement, upon the later to occur of the effectiveness of the Merger in California and Delaware, and the time of such effectiveness is hereinafter referred to as the "EFFECTIVE TIME".

         SECTION 2.5 EFFECTS OF THE MERGER. The Merger will have the effects set forth in the CCC, with respect to the Company, and the DGCL, with respect to purchaser. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Company and Purchaser will vest in the Surviving Corporation and all debts, liabilities and duties of Company and Purchaser will become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.6 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Purchaser in effect at the Effective Time will be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that Article First of the Articles of Incorporation of the Surviving Corporation shall read in its entirety as follows:

         "FIRST:  The name of the Corporation is Metra Biosystems, Inc.

         The bylaws of Purchaser in effect at the Effective Time will be the bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         SECTION 2.7 CLOSING. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the merger (the "CLOSING") will take place at 10:00 AM (PDT) as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Gibson, Dunn & Crutcher LLP, unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 2.8 DIRECTORS. The directors of Purchaser at the Effective Time will be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified. At the Effective Time, the Board of Directors of Parent shall be increased from seven (7) members to eight (8) members, and Parent shall take all actions reasonably necessary to cause the resulting vacancy to be filled by a member designated by mutual agreement of Parent and Company from among the existing members of the board of directors of Company.

         SECTION 2.9 OFFICERS. The officers of Purchaser at the Effective Time will be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         SECTION 2.10  CONVERSION OF SHARES.

         (a) At the Effective Time each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in Company's treasury or by any of Company's subsidiaries; Shares held by Parent, Purchaser or any other subsidiary of Parent; and Shares held by shareholders of Company duly exercising appraisal rights pursuant to Chapter 13 of the CCC ("DISSENTING SHAREHOLDERS")) will, by virtue of the Merger and without any action on the part of Purchaser, Company or the holder thereof, be converted into and become the right to receive an amount in cash equal to $1.78 per Share, net to the Seller in cash (the "MERGER CONSIDERATION"), upon surrender of the certificate formerly representing such Share in the manner provided in SECTION 2.12.

         (b) At the Effective Time, each Share held in the treasury of Company and each Share held by Parent, Purchaser or any subsidiary of Parent, Purchaser or Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Purchaser, Company or the holder thereof, be canceled, retired and cease to exist without payment of any consideration therefor and without any conversion thereof.

         (c) At the Effective Time, each share of any other capital stock of Company (other than the Shares) will, by virtue of the Merger and without any action on the part of Purchaser, Company or the holder thereof, be canceled, retired and cease to exist without payment of any consideration therefor and without any conversion thereof.

         (d) At the Effective Time, each outstanding share of Purchaser's common stock, par value $0.001 per share, will be converted into one share of the Surviving Corporation's common stock, par value $0.001 per share.

         SECTION 2.11 APPRAISAL RIGHTS. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the CCC, Dissenting Shares shall not be exchangeable for the right to receive the Merger Consideration, and holders of such Dissenting Shares ("DISSENTING SHAREHOLDERS") shall be entitled to receive only such rights as are granted by the CCC. If any Dissenting Shareholder fails to perfect or has effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder will thereupon be entitled to be surrendered in exchange for the Merger Consideration. If any Dissenting Shareholders are entitled to require Company to purchase such Dissenting Shareholder's Shares for their "fair market value," as provided in Chapter 13 of the CCC, Company will give Parent notice thereof and Parent will have the right to participate in all negotiations and proceedings with respect to any demands for appraisal. Neither Company nor the Surviving Corporation will, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Notwithstanding anything to the contrary contained in this SECTION 2.11, if (i) the merger is rescinded or abandoned or (ii) the shareholders of Company revoke the authority to effect the Merger, then the right of any shareholder to be paid the fair value of such shareholder's Dissenting Shares pursuant to Section 1300 of the CCC shall cease.

         SECTION 2.12  PAYMENT FOR SHARES.

         (a) Parent shall appoint Parent's stock transfer agent, or such other person as Parent may reasonably choose to appoint, to act as paying agent (the "PAYING AGENT"), pursuant to an agreement reasonably satisfactory to Parent and Company entered into prior to the Effective Time, for the purpose of exchanging certificates that immediately prior to the Effective Time represented outstanding Shares ("COMPANY CERTIFICATES") for the Merger Consideration. At the Effective Time, Parent shall remit or cause to be remitted to the Paying Agent an amount sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to SECTION 2.12(a) hereof.

         (b) As soon as practicable after the Effective Time and in no event later than five (5) business days thereafter, Parent shall cause the Paying Agent to mail to each holder of record (other than Parent, Purchaser or any other subsidiary of Parent or Company) of Company Certificates a form letter of transmittal for use in effecting the surrender of Company Certificates in exchange for payment therefor.

         (c) Upon the surrender of each Company Certificate formerly representing Shares, together with a duly completed and executed letter of transmittal, the Paying Agent shall pay to the holders of Company Certificates the amount to which such persons are entitled for each Share formerly represented by such Company Certificate, less any amounts required to be held pursuant to applicable tax laws, and Company Certificate(s) so surrendered will be canceled, retired and cease to exist. In the event of a transfer of ownership of Shares that is not registered in the transfer records of Company, it will be a condition to the payment of the amount to which such persons are entitled that Company Certificate(s) so surrendered will be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Paying Agent any transfer or other taxes required, or (ii) establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Company Certificates representing such Shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE II. As of the Effective Time, the holders of Company Certificates representing Shares will cease to have any rights as shareholders of Company, except such rights, if any, as they may have pursuant to this Agreement and the CCC. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration subject to the Escrow Agreement.

         (e) In the event any Company Certificates are lost, stolen, or destroyed, the Paying Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this ARTICLE II; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificate to deliver a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to such Company Certificate alleged to have been lost, stolen, or destroyed.

         (f) At any time following six months after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Company Certificates, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Company Certificates, without any interest thereon. None of the Surviving Corporation, Parent or the Paying Agent will be liable to any holder of a Company Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        SECTION 2.13 EXCHANGE OF PURCHASER COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Purchaser common stock will be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Purchaser common stock will be converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation common stock in exchange for the certificate or certificates that formerly represented shares of Purchaser common stock, which will be canceled.

         SECTION 2.14  STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN.

         (a) Upon the consummation of the Offer, Purchaser will make a cash payment (less applicable withholding taxes) to each holder of an option to acquire shares of common stock of Company (the "COMMON STOCK") outstanding immediately prior to the Effective Time under Company's 1990 Incentive Stock Option Plan, 1995 Stock Option Plan, 1995 Employee Stock Option Plan and 1995 Directors' Option Plan (the "COMPANY STOCK OPTIONS"), if then vested, in an amount equal to the difference between the Offer Price less the exercise price per share of

Common Stock applicable to such option for all shares of Common Stock subject to such option as expressly stated in the applicable stock option agreement or other agreement (the "OPTION CONSIDERATION").

         (b) From and after the Effective Time, other than as expressly set forth in SECTION 2.13, no holder of a Company Stock Option shall have any rights in respect thereof other than to receive payment for his or her Company Stock Options as set forth in SECTION 2.14(a).

         (c) Offering periods under Company's 1995 Employee Stock Purchase Plan (the "1995 PLAN") are currently in process through June 30, 1999. The maximum amount of payroll deductions currently authorized under such 1995 Plan for such period is approximately $20,000. No further offering periods shall be commenced after the date hereof, and the 1995 Plan and all purchase rights thereunder shall be suspended during the duration of this Agreement effective as of June 30, 1999.

         (d) At or before the Effective Time, Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section.

         SECTION 2.15 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Purchaser and Company in good faith shall take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Purchaser, the officers and directors of Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as set forth in the Company Disclosure Schedule, Company hereby represents and warrants to each of Parent and Purchaser, as follows:

         SECTION 3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) SECTION 3.1(a) of the Disclosure Schedule delivered by Company to Parent concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") sets forth, as of the date of this Agreement, a true and complete list of all Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Company or another subsidiary of Company. Each of Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Company heretofore has delivered to Parent accurate and complete copies of the charter and bylaws (or similar governing documents), as currently in full force and effect, of Company and its subsidiaries.

         (b) Each of Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Company (defined below). The term "MATERIAL ADVERSE EFFECT ON COMPANY" means any change or effect that (i) is or is reasonably likely to be materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of Company and its subsidiaries, taken as whole, or (ii) would or would be reasonably likely to impair the ability of Company to consummate the transactions contemplated hereby PROVIDED, HOWEVER, that in determining whether there has been a Material Adverse Effect on Company, any adverse effect attributable to the following shall be disregarded: (i) the taking of any action permitted or required by this Agreement; or (ii) the breach by Parent or Purchaser of this Agreement; and in each case, to the extent that such adverse effect is attributable to such event.

         (c) SECTION 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment held, as of the date of this Agreement, by Company or any of its subsidiaries in any other person other than Company's subsidiaries (collectively, "OTHER INTERESTS"). The Other Interests are free and clear of all Liens (defined in SECTION 3.2(b)).

         SECTION 3.2 CAPITALIZATION OF COMPANY AND ITS SUBSIDIARIES.

         (a) The authorized capital stock of Company consists of Fifty Million (50,000,000) Shares, of which, as of May 31, 1999, 12,696,935 Shares were issued and outstanding (each together with a Share purchase right (the "COMPANY RIGHTS") issued pursuant to the Rights Agreement dated as of January 11, 1994, as amended by Amendment No. 1 to Preferred Shares Rights Agreement dated as of January 17, 1997, and Amendment No. 2 to Preferred Shares Rights Agreement dated as of November 3, 1998, between Company and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "COMPANY RIGHTS AGREEMENT")) and Five Million (5,000,000) shares of preferred stock, par value $.001 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid and nonassessable and free of preemptive rights, and Company has no liability under the provisions of applicable Federal and state securities laws by reason of the issuance or sale thereof. Set forth in SECTION 3.2(a) of the Company Disclosure Schedule is a true and complete list of all outstanding or authorized Company Stock Options, warrants, calls, rights, commitments or any other agreements of any character that may obligate Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company. Except as set forth above and in SECTION 3.2(a) of the Company Disclosure Schedule, and except for the Company Rights, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Company, (ii) no securities of Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Company, (iii) no options or other rights to acquire from Company or its subsidiaries, and no obligations of Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company, and (iv) no equity equivalent interests in the ownership or earnings of Company or its subsidiaries or other similar rights (collectively "COMPANY SECURITIES"). As of the date hereof, there are no outstanding obligations of Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Company.

         (b) All of the outstanding capital stock of Company's subsidiaries is owned by Company, directly or indirectly, free and clear of any Lien (defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Company or its subsidiaries convertible into or exchangeable for, options or other rights to acquire securities from Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of any subsidiary of Company. There are no outstanding contractual obligations of Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Company. The term "LIEN" means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         (c) The Common Stock of Company constitutes the only class of equity securities of Company or its subsidiaries registered or required to be registered under the Exchange Act.

         SECTION 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

         (a) Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Purchaser, constitutes a valid, legal and binding agreement of Company, enforceable against Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         (b) The Company Board has unanimously resolved to recommend that the shareholders of Company approve and adopt this Agreement.

         SECTION 3.4 SEC REPORTS; FINANCIAL STATEMENTS. Except as set forth in the Company Disclosure Schedule, Company has filed all required forms, reports and documents (collectively, "COMPANY SEC REPORTS") with the SEC, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act, and the regulations promulgated thereunder, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including without limitation any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Company included in Company SEC Reports fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Company had at April 30, 1999 cash and cash equivalents, including short-term investments and long-term investments (other than investments in equity securities) (collectively, "CASH BALANCES"), in the aggregate amount of at least $20 million, and as of the date that Purchaser accepts for payment and pays for Shares in the Offer Company will have a cash balance of at least $19 million in an account at Bank of America, provided however that such cash balance may be reduced by $500,000 for every month after June, 1999 that such Shares are not accepted for payment by Purchaser, and provided further that such cash balance may be reduced by the amount of Company's reasonable out-of-pocket costs incurred in the preparation, execution and performance of this Agreement, not to exceed $1,060,000, but if a long-form merger is required, then total fees may be up to $1,250,000.

         SECTION 3.5  CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing of a copy of this Agreement and required officers' certificates as required by the CCC, no filing with or notice to, and no permit, authorization, consent or approval of, any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by Company of this Agreement or the consummation by Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Company.

         (b) Neither the execution, delivery and performance of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the respective charter or bylaws (or similar governing documents) of Company or any of its subsidiaries; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets except in the case of clauses (ii) and (iii), where such violations, breaches or defaults would not have a Material Adverse Effect on Company.

         SECTION 3.6 NO DEFAULT. None of Company or its subsidiaries is in breach, default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (a) its charter or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Material Adverse Effect on Company.

         SECTION 3.7  NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES.

         (a) Except as and to the extent publicly disclosed by Company in Company SEC Reports, none of Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Company (including the notes thereto), other than liabilities incurred in the ordinary course of business since March 31, 1999, none of which, individually or in the aggregate, would have a Material Adverse Effect on Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by Company in Company SEC Reports or in the Company Disclosure Schedule, since March 31, 1999, Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and none of the following has occurred:

                  (i) change in the financial condition, properties, business or results of operations of Company and its subsidiaries, except for those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company;

                  (ii) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Company or any of its subsidiaries, not covered by insurance;

                  (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Company or any of its subsidiaries (other than wholly owned subsidiaries) or any repurchase, redemption or other acquisition by Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its subsidiaries;

                  (iv) amendment of any term of any outstanding security of Company or any of its subsidiaries;

                  (v) incurrence, assumption or guarantee by Company or any of its subsidiaries of any indebtedness for borrowed money;

                  (vi) creation or assumption by Company or any of its subsidiaries of any Lien on any material asset, other than in the ordinary course of business consistent with past practices;

                 (vii) loan, advance or capital contributions made by Company or any of its subsidiaries to, or investment in, any person;

                (viii) transaction or commitment made, or any contract or agreement entered into, by Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Company or any of its subsidiaries of any contract, agreement or other right, in either case, material to Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or, to Company's knowledge, threats thereof by or with respect to such employees;

                   (x) change by Company or any of its subsidiaries in its accounting principles, practices or methods; or

                  (xi) there have occurred statistically significant negative results in Company's ultrasound clinical trials.

         (b) Since March 31, 1999, except as disclosed in the Company Disclosure Schedule, the Company SEC Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any (i) increase in the compensation payable or that could become payable by Company or any of its subsidiaries to (x) officers of Company or any of its subsidiaries or (y) any employee of Company or any of its subsidiaries whose annual cash compensation is Fifty Thousand Dollars ($50,000) or more, or (ii) liabilities being imposed upon or incurred by Company that will equal or exceed Twenty-Five Thousand Dollars ($25,000) for any single violation or One Hundred Thousand Dollars ($100,000) in the aggregate.

         (c) Except as publicly disclosed by Company in Company SEC Reports, since March 31, 1999, there have been no events, changes or effects with respect to Company or its subsidiaries having, or that reasonably could be expected to have, a Material Adverse Effect on Company.

         SECTION 3.8 LITIGATION. Except as publicly disclosed by Company in Company SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Company in Company SEC Reports, none of Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         SECTION 3.9 COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by Company in Company SEC Reports, Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "COMPANY PERMITS"). Except as publicly disclosed by Company in Company SEC Reports, Company and its subsidiaries are in material compliance with the terms of the Company Permits, and the businesses of Company and its subsidiaries are not being conducted in violation of any material law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity. Except as publicly disclosed by Company in Company SEC Reports, no investigation or review by any Governmental Entity with respect to Company or its subsidiaries is pending or, to the knowledge of Company, threatened nor, to the knowledge of Company, has any Governmental Entity indicated an intention to conduct the same.

         SECTION 3.10  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         (a) SECTION 3.10(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock, option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to by Company or any trade or business (whether or not incorporated) that is a member of a controlled group including Company or that is under common control with Company within the meaning of Section 414 of the Code (an "ERISA AFFILIATE"), for the benefit of or relating to any employee of Company or any employee of an ERISA Affiliate, as well as each plan with respect to which Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (collectively, the "EMPLOYEE PLANS"), excluding former agreements under which Company has no remaining obligations. Company has made available to Parent a copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of Company, there currently exists no condition or set of circumstances in connection with which Company or any of its subsidiaries could be subject to, any liability under the terms of any Employee Plans other than the payment of benefits under the terms of such Employee Plans, ERISA, the Code or any other applicable law, including, without limitation, any liability under Title IV of ERISA that would have a Material Adverse Effect on Company.

         (b) SECTION 3.10(b) of the Company Disclosure Schedule sets forth a list of (i) all material employment agreements with officers of Company; (ii) all agreements with consultants who are individuals obligating Company to make annual cash payments in an amount exceeding Twenty-Five Thousand Dollars ($25,000); (iii) all severance agreements, programs and policies of Company with or relating to its employees, except programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of Company with or relating to its employees that contain change in control provisions. Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

         (c) Except as disclosed in SECTION 3.10(c) of the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

         (d) Except as disclosed in SECTION 3.10(d) of the Company Disclosure Schedule, no Employee Plan that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA, provides benefits to former employees of Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code.

         (e) There are no controversies pending or, to the knowledge of Company, threatened between Company or any of its subsidiaries and any of their respective employees that have, or may reasonably be expected to have, a Material Adverse Effect on Company. Except as disclosed in SECTION 3.10(e) of the Company Disclosure Schedule, neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries, nor does Company know of any activities or proceedings of any labor union to organize any such employees. Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of Company or any of its subsidiaries.

         SECTION 3.11  ENVIRONMENTAL LAWS AND REGULATIONS.

         (a)     Except as publicly disclosed by Company in Company SEC
Reports, (i) each of Company and its subsidiaries is in material compliance with all applicable Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS"), which compliance includes, but is not limited to, the possession by Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) none of Company or its subsidiaries has received written notice of or is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "ENVIRONMENTAL CLAIM"); and
(iii) to the knowledge of Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) Except as disclosed in Company SEC Reports, there are no Environmental Claims pending or, to the knowledge of Company, threatened against Company or its subsidiaries or, to the knowledge of Company, against any person or entity whose liability for any Environmental Claim Company or any of its subsidiaries has or may have retained or assumed, either contractually or by operation of law.

         SECTION 3.12  TAXES.

         (a)     For purposes of this Agreement:

                 (i) the term "TAX" (including "TAXES") means (A) all Federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A), whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                 (ii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

         (b) Company and its subsidiaries have accurately prepared and timely filed all Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

         (c) Company and its subsidiaries have paid or adequately provided for all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay.

         (d) No claim for assessment or collection of Taxes is presently being asserted against Company or its subsidiaries, and neither Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority, nor does Company have knowledge of any such threatened action, proceeding or investigation.

         (e) Neither Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

         SECTION 3.13 INTELLECTUAL PROPERTY. Except as set forth on the Company Disclosure Schedule, each of Company and its subsidiaries currently owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor (collectively, "COMPANY INTELLECTUAL PROPERTY RIGHTS"), except where the failure to own or possess valid rights to use Company Intellectual Property Rights would not have a Material Adverse Effect on Company. Schedule 3.13 of the Company Disclosure Schedule lists all of the Company's patents and trademarks. The validity of Company Intellectual Property Rights and the title thereto of Company or any subsidiary, as the case may be, is not being questioned in any litigation to which Company or any subsidiary is a party. The conduct of the business of Company and its subsidiaries as now conducted does not infringe any valid patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

         SECTION 3.14  ASSETS.

         (a) The assets and properties of Company and its subsidiaries, considered as a whole, constitute all of the assets and properties that are reasonably required for the business and operations of Company and its subsidiaries as presently conducted. Company and its subsidiaries have good and marketable title to or a valid leasehold estate in all personal properties and assets reflected on Company's balance sheet at March 31, 1999 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), except as would not, individually or in the aggregate, have a Material Adverse Effect on Company, in each case, free and clear of all Liens.

         (b) SECTION 3.14 of the Company Disclosure Schedule sets forth (i) a complete and accurate list of each improved and unimproved real property (each a "PROPERTY") and facility ("FACILITY") owned or leased by Company or any of its subsidiaries, and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased, (ii) a complete and accurate list of all leases pursuant to which Company or any of its subsidiaries lease personal property and which require an annual expenditure by Company or any of its subsidiaries individually in excess of Twenty-Five Thousand Dollars ($25,000) or which are not cancelable (without material penalty, cost or other liability) within one year and (iii) with respect to each lease for real property, the term (including renewal options) and current fixed rent.

         (c) There are no pending or, to the knowledge of Company, threatened condemnation or similar proceedings relating to any of the Properties or Facilities of Company and its subsidiaries.

         SECTION 3.15. CONTRACTS. SECTION 3.15 of the Company Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in SECTION 3.10 of the Company Disclosure Schedule and real property leases set forth in SECTION 3.14 of the Company Disclosure Schedule) of the following categories to which Company or any of its subsidiaries is a party or by which any of them is bound (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in SECTION 3.10 of the Company Disclosure Schedule and the real property leases set forth in SECTION 3.14 of the Company Disclosure Schedule, the "CONTRACTS"):

         (a) Contracts made in the ordinary course of business, requiring annual expenditures by or liabilities of Company and its subsidiaries in excess of Fifty Thousand Dollars ($50,000) that have a remaining term in excess of one hundred eighty (180) days or are not cancelable (without material penalty, cost or other liability) within one hundred eighty (180) days;

         (b) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of Twenty-Five Thousand Dollars ($25,000);

         (c) Contracts containing covenants limiting the freedom of Company or any of its subsidiaries to engage in any line of business or compete with any person or operate at any location;

         (d) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Company or its subsidiaries;

         (e) Contracts with any Federal, state or local government that have a remaining term in excess of one (1) year or are not cancelable (without material penalty, cost or other liability) within one (1) year; and

         (f) any other Contract that is material to Company and its subsidiaries, taken as a whole.

         Except as set forth in Section 3.15 of the Company Disclosure Schedule, true and complete copies of the written Contracts and descriptions of verbal Contracts, if any, have been delivered or made available to Parent. Each of the Contracts is a valid and binding obligation of Company and, to Company's knowledge without any investigation, the other parties thereto, enforceable against Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. No event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Contract identified in SECTION 3.15 of the Company Disclosure Schedule in response to paragraph (b) above to accelerate, or which does accelerate, the maturity of any such indebtedness.

         SECTION 3.16 INSURANCE. Each of Company and its subsidiaries maintains insurance policies (the "INSURANCE POLICIES") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is listed in
SECTION 3.16 of the Company Disclosure Schedule. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

         SECTION 3.17 PRODUCT WARRANTIES. SECTION 3.17 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by Company or any of its subsidiaries currently in effect with respect to its material products, or as to which material obligations have been assumed by Company or its subsidiaries. There have not been any material deviations from such warranties and guaranties, and neither Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products.

         SECTION 3.18 SUPPLIERS, DISTRIBUTORS AND CUSTOMERS. The documents and information supplied by Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers, distributors and customers are accurate in all material respects. Except as set forth in the Company Disclosure Schedule, during the last twelve (12) months, Company has received no notices of termination or written threats of termination from any of the five (5) largest suppliers, five (5) largest distributors or ten (10) largest customers for Company and its subsidiaries.

         SECTION 3.19 COMPANY RIGHTS AGREEMENT. Company has taken all necessary action to ensure that neither its entering into this Agreement nor the consummation of the Merger will cause Company Rights to become exercisable, cause Parent or Purchaser to become an "Acquiring Person" (each as defined in Company Rights Agreement), or cause there to occur a "Triggering Event" or a "Distribution Date" (each as defined in the Company Rights Agreement).

         SECTION 3.20 CERTAIN BUSINESS PRACTICES. None of Company, any of its subsidiaries or any directors, officers, agents or employees of Company or any of its subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

         SECTION 3.21 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement.

         SECTION 3.22 BROKERS. No broker, finder or investment banker (other than Company's financial adviser, EGS Securities Corp., a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Company.

         SECTION 3.23 INFORMATION SUPPLIED. None of the information supplied by Company specifically for inclusion in the Offer Documents will, at the date such Offer Documents are filed with the SEC, the date they are disseminated to the shareholders of Company, and at the Effective Time contain any untrue statement of a material fact regarding Company or will omit to state any material fact regarding Company required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.24 FAIRNESS OPINION. Company has received a written opinion from EGS SECURITIES CORP. to the effect that, as of the date thereof, the consideration to be received by the holders of Shares in the Offer and the Merger is fair to such holders from a financial point of view, and Company will promptly deliver a copy of such opinion to Parent.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

         Parent and Purchaser hereby represent and warrant to Company, as follows:

         SECTION 4.1  ORGANIZATION.

         (a) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to Company accurate and complete copies of the charters and bylaws as currently in effect of Parent and Purchaser.

         (b) Each of Parent and Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent (defined below). The term "MATERIAL ADVERSE EFFECT ON PARENT" means any change or effect that (i) is or is reasonably likely to be materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, or (ii) would, or would be reasonably likely to, impair the ability of Parent and/or Purchaser to consummate the transactions contemplated hereby, provided, however, that in determining whether there has been a Material Adverse Effect on Parent, any adverse effect attributable to the following shall be disregarded: (i) the taking of any action permitted or required by this Agreement; or (ii) the breach by Company of this Agreement; and in each case to the extent such adverse effect is attributable to such event.

         SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Purchaser and by Parent as the sole shareholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and constitutes a valid, legal and binding agreement of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

         SECTION 4.3 FINANCING. At each of (a) the time of acceptance for purchase by Purchaser of Shares pursuant to the Offer and (b) the Effective Time, Parent will have, and will make available to Purchaser, the funds necessary to consummate the Offer and the Merger and the transactions contemplated thereby, and to pay related fees and expenses. Parent and Purchaser have received a commitment letter dated June 4, 1999, among Parent, Purchaser, and Bank of America in a form reasonably acceptable to Company (the "COMMITMENT LETTER") with respect to the financing of the acquisition of the Shares in the Offer and the Merger (the "FINANCING"). The aggregate proceeds of the Financing, together with internal corporate funds of Parent or Purchaser are sufficient to acquire all of the Shares in the Offer and the Merger and to pay anticipated expenses in connection therewith. The Commitment Letter is valid, binding and enforceable in accordance with its terms and has not been revoked as of the date hereof. Nothing has come to the attention of Parent or Purchaser which would cause either Parent or Purchaser to believe that the proceeds of the Financing will not be available to them by the Initial Expiration Date. Parent will not enter into any definitive financing document that would materially reduce the likelihood of obtaining the Financing or any other commitments and agreements from third parties to provide financing to Parent or Purchaser without the prior written consent of Company, which will not be unreasonably withheld.

         SECTION 4.4  CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing of a copy of this Agreement and required officers' certificates as required by the CCC and the DGCL, no filing with or notice to, and no permit authorization, consent or approval of any Government Entity is necessary for the execution and delivery by Parent or Purchaser of this Agreement or the consummation by Parent or Purchaser of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Company.

         (b) Neither the execution, delivery and performance of this Agreement by Parent or Purchaser, nor the consummation by Parent or Purchaser of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the respective charter or bylaws (or similar governing documents) of Parent or Purchaser or any of their subsidiaries; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Purchaser or any of their subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Purchaser or any of their subsidiaries or any of their respective properties or assets.

         SECTION 4.5 INFORMATION SUPPLIED. None of the information supplied by Parent or Purchaser specifically for inclusion in the Offer Documents will, at the date such Offer Documents are filed with the SEC, the date they are disseminated to the shareholders of Company, and at the Effective Time contain any untrue statement of a material fact regarding Parent or Purchaser or will omit to state any material fact regarding Parent or Purchaser required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

         SECTION 4.6 BROKERS. No broker, finder or investment banker (other than Parent's financial advisor BAY CITY CAPITAL, a true and correct copy of whose engagement agreement has been provided to Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Company.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1 CONDUCT OF BUSINESS OF COMPANY. Except as contemplated by this Agreement or as described in SECTION 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the earlier to occur of the termination of this Agreement or the Effective Time, Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and in such a manner as to cause its representations and warranties contained in the last sentence of SECTION 3.4 to be true and correct at and as of the date that Purchaser accepts for payment and pays for Shares in the Offer, and, to the extent consistent therewith and with no less diligence and effort than would be applied in the absence of this Agreement, Company will use reasonable commercial efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in SECTION 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither Company nor any of its subsidiaries will, without the prior written consent of Parent and
Purchaser:

         (a) amend its charter or bylaws (or other similar governing instrument);

         (b) amend the Company Rights Agreement in any manner that would permit any person to acquire more than 20% (or in the case of Citigroup Inc.
and its  affiliates  only,  28%) of the Shares,  or redeem the Company
Rights;

         (c) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to Company Stock Options previously granted under the Company Plans and pursuant to the employee stock purchase plan;

         (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock, or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of subsidiaries;

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its subsidiaries (other than the Merger);

         (f) alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure of ownership of any subsidiary;

         (g) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to or investments in any other person; (iv) pledge or otherwise encumber shares of capital stock of Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than Tax Liens for Taxes not yet due);

         (h) except as may be required by law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee (including, without limitation, through the voluntary acceleration of vesting of Company Stock Options), or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); PROVIDED, HOWEVER, that this paragraph shall not prevent Company or its subsidiaries from entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice or complying with existing agreements;

         (i) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

         (j) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

         (k) revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

         (l) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into, amend or terminate any contract or agreement, other than in the ordinary course of business consistent with past practice, that would be material to Company and its subsidiaries, taken as a whole; (iii) authorize any new capital expenditure or expenditures that individually is in excess of Twenty Five Thousand Dollars ($25,000) or in the aggregate are in excess of One Hundred Thousand Dollars ($100,000); PROVIDED that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts or the payment of fees to service providers in connection with this Agreement and the transactions contemplated thereby;

         (m) make any tax election or settle or compromise any income tax liability material to Company and its subsidiaries taken as a whole;

         (n) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Company;

         (o) pay, or (subject to SECTION 5.5) award any increases in, any salary, wages, vacation pay, sick pay, bonuses or other compensation except in the ordinary course of business consistent with past practice;

         (p) made any material change in the conduct of its business or operations, or take or omit to take any actions not in the ordinary course of business consistent with past practices; or

         (q) take or agree in writing or otherwise to take any of the actions described in SECTIONS 5.1(a) THROUGH 5.1(p) or any action that would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect.

         SECTION 5.2  OTHER POTENTIAL ACQUIRERS.

         (a) Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (defined below). Neither Company nor any of its affiliates shall, nor shall Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Purchaser or any designees of Parent and Purchaser) concerning any Third Party Acquisition; PROVIDED, HOWEVER, that nothing herein will prevent the Company Board from taking and disclosing to Company's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. Company shall promptly notify Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal; and shall advise Parent from time to time of the status and any material developments concerning the same.

         (b) Except as set forth in this SECTION 5.2(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of counsel reasonably acceptable to Parent, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (defined below), but in each case only (i) after providing reasonable written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL"), advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; and (ii) if Parent does not, within three (3) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the advice of a financial adviser reasonably acceptable to Parent) to be at least as favorable to Company's shareholders as such Superior Proposal; PROVIDED, HOWEVER, that Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to

SECTION 7.1. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement PROVIDED that such disclosure states that no action will be taken by the Company Board in violation of this SECTION 5.2(b).

         (c) For the purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of any material portion of the assets of Company and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or
(vi) the acquisition by Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of Company. For purposes of this Agreement, a "SUPERIOR PROPOSAL") means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than fifty percent (50%) of the Shares then outstanding or all or a significant portion of the assets of Company and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (based on the advice of a financial advisor reasonably acceptable to Parent) to be more favorable to Company's shareholders than the Merger.

         SECTION 5.3  ACCESS TO INFORMATION.

         (a) Between the date hereof and the Effective Time, Company will give Parent and its authorized representatives, and Parent will give Company and its authorized representatives, reasonable access to all employees, plants, offices, warehouses, and other facilities and to all books and records of itself and its subsidiaries; will permit the other party to make such inspections as such party may reasonably require; and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

         (b) Between the date hereof and the Effective Time, Company shall furnish to Parent, as soon as available within thirty days after the end of each calendar month (commencing with June 4, 1999), an unaudited balance sheet of Company as of the end of the such month, and the related statements of earnings, shareholders' equity (deficit); and, as soon as available within thirty days after the end of each calendar quarter, cash flows for the quarter then ended each, prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by Company with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of Company and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

         (c) Parent and Purchaser will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of Company in connection with the transactions contemplated by this Agreement, pursuant to the terms of that certain Confidentiality Agreement entered into between Company and Parent dated April 27, 1998. Company will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of Parent or Purchaser in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between Parent and Company dated April 27, 1998.

         SECTION 5.4 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) cooperating in the preparation and filing of the Schedule 14D-1, Offer Documents, Schedule 14D-9 or any other filings required to be filed with the SEC pursuant to the transactions contemplated by this Agreement and any amendments to any thereof; (b) obtaining consents of all third parties and Governmental Entities necessary proper or advisable for the consummation of the transactions contemplated by this Agreement; (c) contesting any legal proceeding relating to the Merger; and (d) executing any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Purchaser agree to use all commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after Company's shareholders vote with respect to the Merger. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 5.5 EMPLOYEE BENEFITS. Parent will provide the employees of Company and its subsidiaries with employee benefits reasonably commensurate with the benefits currently provided to Company employees. Company employees who remain with the Surviving Corporation or Parent shall receive credit for past service with Company. Parent will compensate employees of Company and its subsidiaries at a rate not less than the rate of compensation currently paid to such employees by Company and its subsidiaries. In addition, in connection with Company's annual salary reviews, Company or Parent will increase the rate of compensation paid to such employees in accordance with ordinary business practices, provided that the aggregate amount of the increases shall not exceed 5% of total base salaries or $196,200. Parent agrees and will cause the Surviving Corporation to agree that all obligations of Company or any subsidiary under any "change of control" or similar provisions relating to employees contained in any existing contracts and all termination or severance agreements with executive officers identified in SECTION 3.10(c) of the Company Disclosure Schedule will be honored in accordance with their terms (subject to SECTION 2.14) as of the date hereof. Notwithstanding the foregoing, except as provided in the preceding sentence, nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person.

         SECTION 5.6 PUBLIC ANNOUNCEMENTS. Parent, Purchaser and Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq-NMS as determined by Parent, Purchaser or Company, as the case may be.

         SECTION 5.7 RESIGNATION OF OFFICERS AND DIRECTORS. Except as otherwise agreed in writing by Parent, each of the directors and officers of Company and its subsidiaries shall tender their resignations effective on or before the Effective Time. Any resignations tendered pursuant to this Section 5.7 shall be deemed an "involuntary termination" for purposes of any change of control or severance agreements.

         SECTION 5.8 NOTICE OF CERTAIN EVENTS. Company shall promptly notify Parent and Parent shall promptly notify Company of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
SECTION 3.8, or which relate to the consummation of the transactions contemplated by this Agreement; or

         (d) the occurrence or nonoccurrence of any event that would reasonably be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect; provided that the delivery of any notice pursuant to this SECTION 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.9 REDEMPTION OF RIGHTS. Prior to the initial expiration date of the Offer, Company shall have redeemed the Company Rights.

         SECTION 5.10 INDEMNIFICATION. (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who between the date hereof and the Effective Time were directors or officers of Company, unless such modification is required by law.

         (b) After the time the persons designated by Parent have been elected to, and shall constitute a majority of, the Company Board pursuant to
SECTION 1.3 (the "APPOINTMENT DATE"), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-Laws, but subject to the limitations thereof, including the limitations contained in SECTION 317 of the CCC, to indemnify and hold harmless, each director and officer of Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES"), against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission by such director or officer by virtue of their holding the office of director or officer occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent and (ii) neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

         (c) For a period four years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events that occurred at or before the Effective Time; PROVIDED, HOWEVER, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by Company for such insurance (such 150% amount, the "MAXIMUM PREMIUM"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium, PROVIDED FURTHER, if such insurance coverage cannot be obtained at all, Parent shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this
SECTION 5.10(c), does not exceed the Maximum Premium. Company represents to Parent that the Maximum Premium is $210,000. Parent agrees, add will cause Company not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this SECTION 5.10.

         SECTION 5.11 SECURITY AGREEMENT. Simultaneously with the closing of the Offer, Company shall execute a security agreement in form and substance reasonably satisfactory to Parent to provide that the cash balance referred to in Section 3.4 shall be available to Parent immediately following the acceptance of Shares by Parent for payment at the conclusion of the Offer.

         SECTION 5.12 EMPLOYMENT AGREEMENTS. Company shall use its reasonable best efforts to cause the individuals named by Parent to Company in paragraph
(b) of a supplemental communication made on the date hereof to enter into employment agreements reasonably satisfactory to Parent on substantially the terms set forth in such supplemental communication.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) this Agreement must be approved and adopted by the requisite vote of the shareholders of Company, if required;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction had been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger; and

         (c) Parent, Purchaser or their affiliates have purchased Shares pursuant to the Offer.

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of Company:

         (a)     by mutual written consent of Parent, Purchaser and Company;

         (b) by Parent and Purchaser or Company if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable,
(ii) the Merger has not been consummated by November 15, 1999; or (iii) the Offer terminates or expires in accordance with its terms as a result of a failure of any of the conditions set forth in Annex I hereto without Purchaser having purchased any Shares pursuant to the Offer; PROVIDED that no party may terminate this Agreement pursuant to clauses (ii) or (iii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

         (c) by Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Purchaser set forth in this Agreement or if any representation or warranty of Parent or Purchaser shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within thirty (30) business days after notice by Company thereof except for any breach or inaccuracies that, individually or in the aggregate, have not had, and would not have a Material Adverse Effect on Parent, PROVIDED that Company has not materially breached any of its obligations hereunder; (ii) there shall have been a breach by Parent or Purchaser of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Purchaser, as the case may be, has not cured such breach within thirty (30) business days after notice by Company thereof, PROVIDED that Company has not materially breached any of its obligations hereunder; (iii) Purchaser has not timely commenced the Offer pursuant to SECTION 1.1; or (iv) the Company Board has received a Superior Proposal and has complied with the provisions of SECTION 5.2(b); or

         (d) by Parent and Purchaser if (i) there shall have been a breach of any representation or warranty on the part of Company set forth in this Agreement or if any representation or warranty of Company shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within thirty (30) business days after notice by Parent or Purchaser thereof except for any breach or inaccuracies that individually or in the aggregate have not had, and would not have, a Material Adverse Effect on Company, provided that Parent has not materially breached any of its obligations hereunder; (ii) there shall have been a breach by Company of its covenants or agreements hereunder having a Material Adverse Effect on Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and Company has not cured such breach within thirty
(30) business days after notice by Parent or Purchaser thereof provided that Parent has not materially breached any of its obligations; (iii) the Company Board shall have recommended to Company's shareholders a Superior Proposal; (iv) the Company Board shall have withdrawn or materially weakened its recommendation of this Agreement or the Merger; (v) if the Offer has expired or has been terminated in accordance with the terms set forth in this Agreement (including Annex I) without any Shares having been purchased pursuant to the Offer; (vi) a tender offer or exchange offer for 15% or more of the Shares is commenced, and the Board of Directors of Company, within 10 business days after such tender offer or exchange offer is commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders.

         SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this SECTION 7.2 and SECTIONS 5.4 and 7.3 hereof. Nothing contained in this SECTION 7.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 7.3  FEES AND EXPENSES.

         (a)     In the event that this Agreement is terminated pursuant to:

                  (i)      SECTION 7.1(c)(iv) or SECTION 7.1(d)(iii) OR (vi);

                 (ii) SECTIONS 7.1(d)(i) OR (ii) (unless the breach or inaccuracy causing termination pursuant to either such Section was in all respects outside the direction or control of Company) and within twelve (12) months thereafter Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any party (or any affiliate thereof) (x) with whom Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z), after the date hereof and prior to such termination;

                  (iii) SECTION 7.1(d)(iv) and the Company Board has withdrawn or materially weakened its recommendation following the receipt of an offer by a Third Party to consummate a Third Party Acquisition involving the payment of consideration to shareholders of Company with a value in excess of the Merger Consideration; then

Parent and Purchaser will suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Purchaser for such damages, and in recognition of the time, efforts and expenses incurred by Parent with respect to Company and the opportunity that the Merger represents to Parent, Company shall pay to Parent the amount of One Million Two Hundred Thousand Dollars ($1,200,000) as liquidated damages immediately upon the occurrence of the event described in this SECTION 7.3(a) giving rise to such damages. It is specifically acknowledged that the amount to be paid pursuant to this SECTION 7.3(a) represents liquidated damages, as described in Section 1671 of the California Civil Code, and not a penalty, and that the agreements contained in this SECTION 7.3(a) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement.

         (b) The Fee payable pursuant to (A) SECTION 7.3(a)(i) or (a)(iii) shall be paid within one business day after the first to occur of the events described therein and (B) SECTION 7.3(a)(iii) shall be paid on the date on which the transactions referred to in such subsections are subsequently consummated.

         (c) Except as specifically provided in this SECTION 7.3, and except for a termination by Parent or Purchaser pursuant to Section 7.1(d)(ii) in an amount which taken together with any amounts under this SECTION 7.3 will not exceed $1,200,000, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         SECTION 7.4 AMENDMENT. This Agreement may be amended by action taken by Company, Parent and Purchaser at any time before or after approval of the Merger by the shareholders of Company but after any such approval no amendment shall be made which requires the approval of such shareholders under applicable law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         SECTION 7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein will not survive beyond the Effective Time or a termination of this Agreement. This SECTION 8.1 will not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

         SECTION 8.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) will not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Purchaser may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment will relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 8.3 VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 8.4 NOTICES. All notices, requests, claims, demands and other communications hereunder must be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

              if to Parent or Purchaser:     QUIDEL CORPORATION

                                             10165 McKellar Court
                                             San Diego, California  92121-4201
                                             Telecopier:  (619) 546-8955
                                             Attention:  President and Chief
                                                         Executive Officer
              with a copy to:            Gibson, Dunn & Crutcher LLP
                                         4 Park Plaza
                                         Irvine, California 92614
                                         Telecopier: (949) 451-4220
                                         Attention: Leonard J. McGill, Esq.

              if to Company to:          METRA BIOSYSTEMS, INC.
                                         265 North Whisman Road
                                         Mountain View, California  94043-3911
                                         Telecopier:  (650) 903-0500
                                         Attention:  President and Chief
                                                     Executive Officer

              with a copy to:            Venture Law Group
                                         2800 Sand Hill Road
                                         Menlo Park, California  94025
                                         Telecopier:  (650) 854-1121
                                         Attention:  Mark B. Weeks, Esq.

                                         and

                                         Orrick, Herrington & Sutcliffe LLP
                                         400 Sansome Street
                                         San Francisco, CA  94111
                                         Telecopier (415) 773-5759
                                         Attention:  Alan Talkington, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 8.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

         SECTION 8.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 8.7 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Section 8.2, nothing in this Agreement express or implied is intended to or will confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.8 CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

         (a) "AFFILIATE" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

         (b) "BUSINESS DAY" means any day other than a day on which the NYSE is closed;

         (c) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

         (d) "DISSENTING SHARES" shall mean any Shares outstanding immediately prior to the Effective Time and held by a holder who had not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal for such Shares in accordance with Section 1300 of the CCC, if such
Section 1300 provides for appraisal rights for such Shares in the Merger.

         (e) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of Company or Parent, as the case may be;

         (f) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

         (g) "SUBSIDIARY" or "SUBSIDIARIES" of Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 8.9 PERSONAL LIABILITY. This Agreement will not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

         SECTION 8.10 SPECIFIC PERFORMANCE. The parties hereby acknowledge that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; PROVIDED, HOWEVER, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to SECTIONS 7.3(a) or (b) it shall not be entitled to specific performance to compel the consummation of the Merger.

         SECTION 8.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                   QUIDEL CORPORATION

                                   By: /s/ Andre de Bruin
                                       -----------------------------------------
                                   Name:   Andre de Bruin
                                         ---------------------------------------
                                   Title:  President and Chief Executive Officer
                                          --------------------------------------


                                   METRA BIOSYSTEMS, INC.

                                   By: /s/ George W. Dunbar, Jr.
                                       -----------------------------------------
                                   Name:   George W. Dunbar, Jr.
                                         ---------------------------------------
                                   Title:  President and Chief Executive Officer
                                          --------------------------------------


                                   MBS ACQUISITION CORPORATION

                                   By: /s/ Andre de Bruin
                                       -----------------------------------------
                                   Name:   Andre de Bruin
                                         ---------------------------------------
                                   Title:  President
                                          --------------------------------------

                                     ANNEX I

                         CONDITIONS TO THE TENDER OFFER

         Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer (subject to the provisions of this Agreement), Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer, subject to the terms of this Agreement, as to any Shares not then paid for, if at any time on or after June 4, 1999 and before the time for payment for any such Shares, any of the following events exist or shall occur and remain in effect:

(a) there has not been validly tendered and not withdrawn, prior to the expiration of the Offer, such number of Shares which, together with Shares already beneficially owned by Parent or any of its wholly owned subsidiaries, would constitute at least ninety percent (90%) of the outstanding Shares (the "MINIMUM CONDITION"); PROVIDED, HOWEVER, that the Minimum Condition must be waived by Purchaser and the Revised Minimum Number substituted therefor as contemplated, and to the extent required, by SECTION 1.1(c) of the Agreement.

(b) Parent, Purchaser or Company will be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Offer or the Merger, or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of Company or the assets or business of Company; or

(c) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq-NMS or New York Stock Exchange, Inc. for a period in excess of twenty-four (24) hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) a commencement of a war, armed hostilities or other international or national calamity, directly or indirectly involving the United States, except for the current level of hostilities in Kosovo, Bosnia, Serbia or Iraq, or (4) in the case of any of the foregoing existing at the time of the commencement of the Offer, including the current hostilities in Kosovo, Bosnia, Serbia or Iraq, a material acceleration or worsening thereof; or

(d) any representation and warranty of Company contained in this Agreement, without regard to any qualification or reference to immateriality or Material Adverse Effect on Company is not true and correct as of June 4, 1999 or will not be true and correct as of the


                                    ANNEX I
                                       1
         expiration of the Offer, except for any inaccuracies that, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on Company; or

(e) there has been a material breach by Company of any of its agreements, covenants or obligations under this Agreement, and the breach is not curable or, if curable, is not cured by Company within twenty (20) calendar days after receipt by Company of written notice from Parent of such breach; or

(f)      this Agreement has been terminated in accordance with its terms; or

(g) (1) a tender offer or exchange offer for fifteen percent (15%) or more of the outstanding Shares is commenced, and the Company Board, within ten (10) business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders; or (2) any person or group shall have entered into a definitive agreement or agreement in principle with Company with respect to a Third Party Acquisition; or

(h) (1) the Company Board has withdrawn, changed or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or has recommended a proposal with respect to a Third Party Acquisition, or has adopted any resolution to effect any of the foregoing, or (2) the Company Board has recommended any proposal other than this Agreement; or

(i) Company has not obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance reasonably satisfactory to Parent, or Parent and Purchaser have not received evidence reasonably satisfactory to them of the receipt of such permits, authorizations, consents, and approvals, except for such permits, authorizations, consents or approvals that, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on Company; or

(j) That number of individuals specified and named by Parent to Company in paragraph (a) of a supplemental communication dated June 4, 1999 shall not have entered into employment agreements reasonably satisfactory to Parent on substantially the terms set forth in such supplemental communication, which in the reasonable judgment of Parent or Purchaser, in any such case, and regardless of the circumstances makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the


                                    ANNEX I
foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.




                                    ANNEX I
                                       3